Exhibit 10.14

AMENDED AND RESTATED
EASTMAN DIRECTORS’ DEFERRED COMPENSATION PLAN

(Effective as of December 1, 2014)

EASTMAN CHEMICAL COMPANY

AMENDED AND RESTATED
EASTMAN DIRECTORS’ DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

Section	Title

Preamble
Section 1.	Definitions
Section 2.	Deferral of Compensation; Allocations
Section 3.	Deferral Elections
Section 4.	Investment Performance of Accounts
Section 5.	Deferrals and Crediting Amounts to Accounts
Section 6.	Deferral Period
Section 7.	Investment Performance Elections
Section 8.	Payment of Deferred Compensation
Section 9.	Payment of Deferred Compensation After Death
Section 10.	Acceleration of Payment for Unforeseeable Emergency
Section 11.	Participant’s Rights Unsecured
Section 12.	No Right to Continued Service
Section 13.	Statement of Account
Section 14.	Deductions
Section 15.	Administration
Section 16.	Amendment
Section 17.	Change in Control
Section 18.	Governing Law
Section 19.	Successors and Assigns
Section 20.	Compliance with SEC Regulations
Section 21.	Compliance with Section 409A

AMENDED AND RESTATED
EASTMAN DIRECTORS’ DEFERRED COMPENSATION PLAN

Preamble. This Amended and Restated Eastman Directors’ Deferred Compensation Plan is an unfunded, non‑qualified deferred compensation arrangement for non‑employee members of the Board of Directors of Eastman Chemical Company (the “Company”). Under this Plan, each Eligible Director is annually given an opportunity to elect to defer payment of part of his or her compensation for serving as a non-employee director. This Plan originally was adopted effective January 1, 1994, was amended and restated effective as of December 1, 1994, May 2, 1996, October 10, 1996, August 1, 2007 and December 31, 2008 (in order to comply with Code Section 409A and guidance issued thereunder). The Plan was last amended and restated effective as of August 4, 2011.

Section 1.    Definitions.

Section 1.1    “Account” means the account established for a Participant under the Plan. A Participant’s Account is further sub-divided into a Grandfathered Account and a Non-Grandfathered Account, as well as separate Class Year Accounts.

Section 1.2    “Board” means the Board of Directors of the Company.

Section 1.3    “Board Termination Date” has the meaning described in Section 8.3(a).

Section 1.4    “Change in Control” shall have the meaning specified below.

(a)
For all purposes other than Section 17.3, the term “Change in Control” means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been previously reported”) in response to Item l(a) of a Current Report on Form 8‑K, as in effect on December 31, 2001, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time as:

(i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, is or has become the “beneficial owner,” as defined in Rule l3d‑3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than 75% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;
(ii) individuals who constitute the Board on January 1, 2002 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that: any person becoming a director subsequent to January 1, 2002 whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;
(iii) upon approval by the Company’s shareowners of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or
(iv) upon approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a subsidiary of the Company.

(b)	For purposes of Section 17.3 only, a “Change in Control” shall be deemed to have occurred at such time as:
(i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, becomes or has become the “beneficial owner,” as defined in Rule l3d‑3 under the Exchange Act, directly or indirectly, of more than 50% of the total fair market value or the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, 50% or more of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;
(ii) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, becomes (or has become during the 12-consecutive-month period ending on the date of the most recent acquisition or acquisitions by such person) the “beneficial owner,” as defined in Rule l3d‑3 under the Exchange Act, directly or indirectly, of 30% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than 70% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;
(iii) individuals who constitute the Board on January 1, 2002 (the “Incumbent Board”) are replaced during a 12-consecutive-month period such that the Incumbent Board is no longer a majority of the Board, provided that: any person becoming a director subsequent to January 1, 2002 whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or
(iv) there occurs a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, 50% or more of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors.
Notwithstanding anything in this Plan to the contrary, no event or series of events will be deemed to constitute a “Change in Control” for purposes of this subsection (b) unless both (i) the event or series of events constitutes a “change in control event” as defined under Section 409A and the Final 409A Regulations and (ii) the event or series of events would have constituted a Change in Control as defined under the Plan as in effect immediately prior to this amendment and restatement of the Plan.
Section 1.5    “Class Year” means each calendar year. Notwithstanding the foregoing, the “2004 Class Year” includes all amounts deferred into this Plan in 2004 and in any calendar years prior to 2004, plus any earnings accruing to the Participant’s 2004 Class Year.

Section 1.6    “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.7    “Common Stock” means the $.01 par value common stock of the Company.

Section 1.8    “Company” means Eastman Chemical Company.

Section 1.9    “Compensation Group” shall mean the Company’s internal organization responsible for the administration of the payment of benefits under this Plan.

Section 1.10    “Deferrable Amount” means an amount equal to the sum of the Eligible Director’s cash compensation, including retainer, meeting fees, and any other compensation otherwise payable in cash plus any non-elective deferrals contributed to this Plan by the Company on behalf of an Eligible Director.

Section 1.11    “Eligible Director” means a member of the Board who is not an employee of the Company or any subsidiary of the Company.

Section 1.12    Reserved.
Section 1.13    “Enrollment Period” means the period designated by the Compensation Group or the Nominating and Corporate Governance Committee each year; provided however, that such period shall end on or before December 31 of the Class Year immediately prior to the Class Year to which the Enrollment Period relates.
Section 1.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
Section 1.15    “Final 409A Regulations” means final Treasury Regulations promulgated under Code Section 409A.
Section 1.16    “Grandfathered Account” means the value of the Account of each Participant on December 31, 2004, including (i) any amounts the Participant is entitled to receive during 2004 that have not be credited to a Participant’s Account as of December 31, 2004, and (ii) any earnings accruing to the Participant’s Grandfathered Account. For purposes of this Plan, no portion of a Participant’s Grandfathered Account shall be subject to Code Section 409A. For purposes of this Plan, the “Non-Grandfathered Account” shall equal the value of the Participant’s Account on the Participant’s Board Termination Date, minus the amount of the Participant’s Grandfathered Account. The Non-Grandfathered Account shall be subject to Code Section 409A.
Section 1.17    “Hardship” means an emergency event beyond the Participant’s control which would cause the Participant severe financial hardship if the payment of amounts from his or her Account were not approved. Any distribution for Hardship shall be limited to distributions from the Participant’s Grandfathered Account.
Section 1.18    “Initial Enrollment Period” means, for an Eligible Director who is newly elected or appointed to serve as an Eligible Director, the period ending no later than thirty (30) days after the date on which such Eligible Director was elected or appointed, and beginning on such earlier date as may be established by the Compensation Group. An Eligible Director who is re-elected or re-appointed to the Board after a period of not having been a member of the Board may enroll during the Initial Enrollment Period only if he or she was not eligible to participate in this Plan at any time during the twenty-four (24) month period prior to his re-election or re-appointment.
Section 1.19    “Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board.
Section 1.20    “Plan” means this amended and restated Eastman Directors’ Deferred Compensation Plan.
Section 1.21    “Participant” means an Eligible Director who elects for one or more Class Years to defer compensation pursuant to this Plan or who has non-elective deferrals contributed to his Account by the Company.
Section 1.22    “Section 16 Insider” means a Participant who is, with respect to the Company, subject to the reporting requirements of Section 16 of the Exchange Act.
Section 1.23    “Stock Fund” has the meaning assigned to that term in Section 4.2.
Section 1.24    “Unforeseeable Emergency” means severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or a dependent (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B), loss of the Participant’s property due to casualty (including the need to rebuild a home not otherwise covered by insurance), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Except as otherwise provided herein, the purchase of a home and the payment of college tuition are not unforeseeable emergencies. Any distribution for an Unforeseeable Emergency shall be limited to amounts in a Participant’s Non-Grandfathered Account.
Section 1.25    “Valuation Date” means each business day.

Section 2.    Deferral of Compensation. An Eligible Director may elect to defer receipt of all or any portion of his or her Deferrable Amount to his or her Account for the applicable Class Year. If, after the start of a Class Year, an Eligible Director terminates service on the Board or otherwise ceases to be an Eligible Director, any previous Class Year deferral election and distribution election relating to any Deferrable Amount for such Class Year shall remain in effect for any such Deferrable Amount payable with respect to such Class Year.

Section 3.    Deferral Elections.

Section 3.1    General. An Eligible Director who wishes to defer compensation must irrevocably elect to do so during the applicable Enrollment Period. The Enrollment Period shall end prior to the first day of the service year with respect to the applicable Deferrable Amount. The “service year” is the Eligible Director’s taxable year in which the services related to the Deferrable Amount will be performed by the Eligible Director. Elections shall be made annually for each Class Year. An election made during an Enrollment Period shall become irrevocable on the date the Enrollment Period ends.

Section 3.2    Elections During the Initial Enrollment Period. Notwithstanding the foregoing, in the first Class Year in which a person becomes an Eligible Director by reason of being appointed or elected to the Board, the Eligible Director may elect to defer receipt of all or any portion of his or her Deferrable Amount earned on and after the last day of the Initial Enrollment Period for services performed as a Director, provided that such deferral election is made no later than the last day of the Initial Enrollment Period and that the following conditions are met:

(a)    where the Deferrable Amount will be earned over a specified performance period that began prior to the last day of the Initial Election Period, the amount deferred is limited to an amount equal to the amount payable for the performance period multiplied by the ratio of the number of days remaining in the performance period after the last day of the Initial Enrollment Period over the total number of days in the performance period, and
(b)    in the case of a re-elected or re-appointed Eligible Director, the Eligible Director has not been eligible to participate in the Plan (or any plan required to be aggregated with the Plan under the Final 409A Regulations) at any time during the twenty-four month period prior to his or her re-election or re-appointment.
A deferral election made during an Initial Enrollment Period shall become irrevocable at the time it is made.
Section 4.    Investment Performance of Accounts.

Section 4.1    General. The Company shall designate at least two investment funds and may designate other investment funds to measure the deemed investment performance of each Participant’s Account. The designation of any such investment funds shall not require the Company or any of its subsidiaries or affiliates to invest or earmark their general assets in any specific manner. The Company may change prospectively the designation of investment funds from time to time, in its sole discretion, and any such change shall not be treated as an amendment or modification affecting Participants’ accruals under the Plan for purposes of Section 16. The investment funds designated by the Company shall be for bookkeeping purposes only.

Section 4.2    Company Stock Fund. One of the investment funds designated by the Company pursuant to Section 4.1 shall be an investment fund that is deemed to be primarily invested in shares of Common Stock (the “Stock Fund”).

Section 5.    Deferrals and Crediting Amounts to Accounts.

Section 5.1    Manner of Electing Deferral. An Eligible Director may elect to defer compensation for each Class Year by completing the deferral election process established by the Compensation Group. For each Class Year, each Eligible Director shall elect, in the manner specified by the Compensation Group: (i) the amount of Deferrable Amount to be deferred; (ii) the investment performance election for the deferral; and (iii) the manner of payment of such Deferrable Amount and whether the commencement of payment will be deferred to a specified calendar year following the calendar year in which occurs the Director’s Board Termination Date (as such term is defined in Section 8.3) (and for any Deferrable Amount that constitutes non-elective deferrals contributed to this Plan by the Company on behalf of the Eligible Director). An election to defer compensation shall be irrevocable following the end of the applicable Enrollment Period, but the Participant’s investment performance election may be modified by the Participant in the manner specified by the Company through and including the business day immediately preceding the date on which the deferred amount is credited to the Participant’s Account pursuant to Section 5.2.

Section 5.2    Crediting of Amounts to Accounts. Except as otherwise provided in this Section, amounts to be deferred each Class Year shall be credited to the Participant’s Account as of the date such amounts are otherwise payable and shall be credited in accordance with the Participant’s investment performance election made pursuant to Section 7. Notwithstanding the foregoing, each and every Deferrable Amount, when initially credited to the Participant’s Account, shall be credited to an investment fund other than the Stock Fund until the next date that dividends are paid on Common Stock and on such date the Deferrable Amount that would have been initially credited to the Stock Fund but for this sentence shall be deemed to be reallocated, as adjusted for earnings and losses, to the Stock Fund.

Section 6.    Deferral Period. Subject to Sections 9, 10 and 17 hereof, the compensation which a Participant elects to defer under this Plan shall be deferred until the Participant dies or ceases to serve as a member of the Board. Any such election shall be made during the applicable Enrollment Period or Initial Enrollment Period in the manner established by the Compensation Group. The payment of a Participant’s account shall be governed by Sections 8, 9, 10 and 17, as applicable.

Section 7.    Investment Performance Elections.

Section 7.1    Investment Performance Elections. Each Participant shall file an initial investment performance election with the Compensation Group with respect to the investment of the Participant’s Account. The election shall designate the investment fund or funds which shall be used to measure the investment performance of the Participant’s Account. The election shall be made within such time period and on such form as the Compensation Group may prescribe and shall be made in whole percentages of the Participant’s Account balance or the Deferrable Amount to be credited to the Participant’s Account, as applicable. If the Participant does not file an investment performance election, his Account shall be credited with earnings and losses as if based on the performance of a default investment fund selected by the Company in its discretion.

Section 7.2    Changing Investment Performance Elections. A Participant may change his or her election in Section 7.1 with respect to his or her Account by filing an appropriate notice with the Compensation Group in accordance with procedures established by the Compensation Group. A Participant may reallocate the current balance of his or her Account, thereby changing the investment fund or funds used to measure the future investment performance of his or her existing Account balance, by filing a notice with the Compensation Group.

Section 7.3    Special Rules for Section 16 Insiders. A Section 16 Insider may only elect to reallocate between the Stock Fund and one or more of the Plan’s other investment funds if he or she has made no election within the previous six months to effect an “opposite way” fund-switching (i.e., transfer out versus transfer in) transfer into or out of the Stock Fund, or any other “opposite way” intra-plan transfer or plan distribution involving a Company equity securities fund which constitutes a “Discretionary Transaction” as defined in Rule 16b-3 under the Exchange Act. In addition, and notwithstanding the foregoing, a Section 16 Insider’s Deferrable Amount that is initially deemed to be invested in an investment fund other than the Stock Fund as provided in Section 5.2, shall be reallocated, following such initial allocation, to the Stock Fund in the manner provided in Section 5.2.

Section 7.4    Distributions. All distributions from a Participant’s Account shall be made in cash. Pending the complete distribution of the Account of a Participant, the Participant shall continue to be able to make elections pursuant to this Section 7.

Section 7.5    Responsibility for Investment Performance Elections. Each Participant is solely responsible for any investment performance election that he or she makes pursuant to this Section 7. Each Participant accepts all investment risks entailed by such elections, including the risk of loss and a decrease in the value of the amounts credited to his or her Account.

Section 8.    Payment of Deferred Compensation.

Section 8.1    Background. No payment may be made from a Participant’s Account except as provided in this Section 8 and Sections 9, 10 and 17.

Section 8.2    Manner of Payment. Payment of a Participant’s Account shall be made in a single lump sum or annual installments as elected by each Participant pursuant to this Section 8 for each Class Year. The maximum number of annual installments that may be elected for Class Years ending on or before December 31, 2011 is ten. The maximum number of annual installments that may be elected for a Class Year beginning on or after January 1, 2012 is five. If a Participant elects installments, the amount of each payment shall be equal to the value, as of the preceding Valuation Date, of the Participant’s Class Year Account, divided by the number of installments remaining to be paid. All payments from this Plan shall be made in cash.

Section 8.3    Timing of Payments.
(a)    Payments will commence at the time specified in subsection (i) or (ii) below based on the form of payment elected by the Participant:
(i)    If the Participant elected to receive his or her payment in annual installments, payments shall commence on the first business day of the month following the Participant’s termination of service with the Board (“Board Termination Date”), or as soon as administratively possible thereafter, but not later than 60 days following the Participant’s Board Termination Date, and the remaining installment payments will be paid on the anniversary of the initial payment date. For purposes of this Plan, each installment payment under an election of installment payments made for a Class Year ending on or before December 31, 2011 shall be considered to be a separate payment for purposes of the Final 409A Regulations. For Class Years beginning on or after January 1, 2012, installment payments under an election of installment payments (or a default payment in the form of installment payments) shall be treated as a single payment for purposes of the Final 409A Regulations.
(ii)    If the Participant elected to receive his or her payment in a lump sum, payment shall be made on the first business day of the month following the Participant’s Board Termination Date, or as soon as administratively possible thereafter, but not later than 60 days following the Participant’s Board Termination Date.
A Participant may elect pursuant to Section 5.1 or Section 8.3(b) to designate that payment in one of the forms of payment specified above will commence in a specified calendar year following the calendar year in which occurs his or her Board Termination Date, up to and including the tenth calendar year following the calendar year in which occurs the Board Termination Date. Notwithstanding any other provision of the Plan to the contrary, the following limitations shall apply to such payment commencement elections:
(i)    if the Participant has attained age 71 by, or will attain age 71 in, the calendar year in which occurs the Participant’s Board Termination Date, payment shall commence on the first business day of the month following the Participant’s Board Termination Date, or as soon as administratively possible thereafter, but not later than 60 days following the Participant’s Board Termination Date, and
(ii)    if, based on the Participant’s Board Termination Date, the Participant will attain age 71 in a calendar year prior to the specified calendar year of payment elected by the Participant, payment shall commence on the first business day of the month following the Participant’s 71st birthday, or as soon as administratively possible thereafter, but not later than 60 days following the Participant’s 71st birthday.

(b)
The timing of the distribution of a Participant’s Non-Grandfathered Account may not be accelerated, except in the event of an Unforeseeable Emergency or other permissible acceleration of distribution under the following sections of the Final 409A Regulations: Section 1.409A-3(j)(4)(iii) (conflicts of interest), (j)(4)(vii) (payment upon income inclusion under Section 409A), (j)(4)(ix) (plan terminations and liquidation), (j)(4)(xi) (payment of state, local or foreign taxes), (j)(4)(xiii) (certain offsets) and (i)(4)(xiv) (bona fide disputes).

Any change which delays the timing of the distributions or changes the form of distribution from the Participant’s Non-Grandfathered Account may only be made by a written agreement signed by the Nominating and Corporate Governance Committee and the Participant and only if the following requirements are met:

(i)    Any election to change the time and form of distribution may not take effect until at least 12 months after the date on which the election is made;

(i)Other than in the event of death, the first payment with respect to such election must be deferred for a period of at least five years from the date such payment would otherwise be made; and

(ii)Any election related to a payment to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment.

The election shall be irrevocable once it is made.

Any election to change the time or form of distribution from the Participant’s Grandfathered Account may only be made by a written agreement signed by the Nominating and Corporate Governance Committee and the Participant and such change will be effective only if it is made at least 12 months before the Participant’s Board Termination Date in order to be valid.

Section 8.4    Default Payment Distribution Elections. If a Participant does not have a valid election in force on the Participant’s Board Termination Date for any Class Year, then the value of his Class Year Account(s) for which a valid distribution election does not exist shall be paid in a single lump sum to the Participant on the first business day of the month following the Participant’s Board Termination Date.
Section 8.5    Valuation. If a Participant elects installments, the amount of each payment shall be equal to the value, of the preceding Valuation Date, of the Participant’s Class Year Account, divided by the number of installments remaining to be paid.
Section 9.    Payment of Deferred Compensation After Death. If a Participant dies prior to complete payment of his or her Accounts, the balance of such Accounts, valued as of the Valuation Date immediately preceding the date payment is made, shall be paid in a single, lump-sum payment no later than ninety (90) days after the Participant’s death to: (i) the beneficiary or contingent beneficiary designated by the Participant on forms supplied by the Nominating and Corporate Governance Committee; or (ii) in the absence of a valid designation of a beneficiary or contingent beneficiary, the legal representative of the deceased Participant’s estate.

Section 10.    Acceleration of Payment in Certain Circumstances.

Section 10.1    Hardship or Unforeseeable Emergency. Hardship distributions shall be limited to amounts in a Participant’s Grandfathered Account and distributions for an Unforeseeable Emergency shall be limited to amounts in a Participant’s Non-Grandfathered Account. Upon written approval from the Nominating and Corporate Governance Committee, a Participant may be permitted to receive all or part of his or her Accounts if the Nominating and Corporate Governance Committee determines that the Participant has suffered a Hardship or Unforeseeable Emergency. The amount distributed may not exceed the amount necessary to satisfy the Hardship or Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Hardship or Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise by liquidation of the Participant’s assets (to the extent liquidation of such assets would not itself cause severe financial hardship). In addition, in the case of a distribution to meet an Unforeseeable Emergency, a distribution may not be made to the extent that such Unforeseeable Emergency is or may be relieved by cessation of deferrals under the Plan.

Section 10.2    Payment to Individuals. Any participant in this Plan may at his or her discretion withdraw at any time all or part of that person’s Grandfathered Account balance under this Plan; provided, if this option is exercised the individual will forfeit to the Company 10% of his or her account balance, and will not be permitted to participate in this Plan for a period of 36 months from date any payment to a Participant is made under this section.

Section 10.3    Other Accelerated Payment. If under this Plan one-half or more of the Participants with a Grandfathered Account or one-fifth or more of the Participants with Grandfathered Accounts totaling one-half or more of the value of all benefits owed, exercise their option for immediate distribution in any consecutive six-month period this will trigger immediate payment to all Participants of all benefits owed under the terms of this Plan from the Grandfathered Accounts, immediate payout under this section will not involve reduction of the amounts paid to Participants as set forth in section 10.2. Any individual that has been penalized in this six-month period for electing immediate withdrawal will be paid that penalty, and continuing participation will be allowed, if payout to all Participants under this section occurs. Solely for purposes of this Section 10.3, “benefits” shall refer to amounts held in Grandfathered Accounts under this Plan.

Section 10.4    Section 16 Insiders. A Participant who is a Section 16 Insider may only receive a payment under this Section 10 from the portion of his or her Account credited to the Stock Fund if he or she has made no election within the previous six months to effect a fund-switching transfer into the Stock Fund or any other “opposite way” intra-plan transfer into a Company equity securities fund which constitutes a “Discretionary Transaction” as defined in Rule 16b-3 under the Exchange Act. If such a payment occurs while the Participant is an Eligible Director, any election to defer compensation for the year in which the Participant receives a withdrawal shall be ineffective as to compensation earned following the pay period during which the withdrawal is made and thereafter for the remainder of such Class Year and shall be ineffective as to any other compensation elected to be deferred for such Class Year.

Section 10.5    Pro Rata Withdrawal. A Participant’s election to receive payment of less than all of the balance credited to his or her Account under this Section 10 shall be applied pro rata to all of the investment funds to which the Participant’s Account is credited under this Plan.

Section 11.    Participant’s Rights Unsecured. The benefits payable under this Plan shall be paid by the Company each year out of its general assets. To the extent a Participant acquires the right to receive a payment under this Plan, such right shall be no greater than that of an unsecured general creditor of the Company. No amount payable under this Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant. The Stock Fund shall not confer on any Participant the right to exercise any of the rights or privileges of a shareowner of Common Stock.

Section 12.    No Right to Continued Service. Participation in this Plan shall not give any Participant any right to remain a member of the Board.

Section 13.    Statement of Account. Statements will be made available no less frequently than annually to each Participant or his or her estate showing the value of the Participant’s Account.

Section 14.    Deductions. The Company will withhold to the extent required by law all applicable income and other taxes from amounts deferred or paid under this Plan.

Section 15.    Administration.

Section 15.1    Responsibility. Except as expressly provided otherwise herein, the Nominating and Corporate Governance Committee shall have total and exclusive responsibility to control, operate, manage and administer this Plan in accordance with its terms.

Section 15.2    Authority of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to this Plan. Without limiting the generality of the preceding sentence, the Nominating and Corporate Governance Committee shall have the exclusive right: to interpret this Plan, to determine eligibility for participation in this Plan, to decide all questions concerning eligibility for and the amount of benefits payable under this Plan, to construe any ambiguous provision of this Plan, to correct any default, to supply any omission, to reconcile any inconsistency, and to decide any and all questions arising in the administration, interpretation, and application of this Plan.

Section 15.3    Discretionary Authority. The Nominating and Corporate Governance Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under this Plan including, without limitation, its construction of the terms of this Plan and its determination of eligibility for participation and benefits under this Plan. It is the intent that the decisions of the Nominating and Corporate Governance Committee and its action with respect to this Plan shall be final and binding upon all persons having or claiming to have any right or interest in or under this Plan and that no such decision or action shall be modified upon judicial review unless such decision or action is proven to be arbitrary or capricious.

Section 15.4    Delegation of Authority. The Nominating and Corporate Governance Committee may delegate some or all of its authority under this Plan to any person or persons provided that any such delegation be in writing. Where expressly provided for in this Plan, the authority of the Compensation Committee to manage and administer the Plan is delegated to the Compensation Group.

Section 15.5    Restriction on Authority of the Nominating and Corporate Governance Committee. Under any circumstances where the Nominating and Corporate Governance Committee is authorized to make a discretionary decision concerning a payment of any type under this Plan to a member of such Committee, the member of the Committee who is to receive such payment shall take no part in the deliberations or have any voting or other power with respect to such decision.

Section 16.    Amendment. The Board may suspend or terminate this Plan at any time. Notwithstanding the foregoing, payments on account of Plan termination with respect to the portion of this Plan that includes the Non-Grandfathered Accounts must comply with the requirements of Section 1.409A-3(j)(4)(ix) of the Final 409A Regulations. In addition, the Board may, from time to time, amend this Plan in any manner without shareowner approval; provided, however, that the Board may condition any amendment on the approval of shareowners if such approval is necessary or advisable with respect to tax, securities, or other applicable laws. No amendment, modification, or termination shall, without the consent of a Participant, adversely affect such Participant’s accruals in his or her Account as of the date of such amendment, modification, or termination.

Section 17.    Change in Control.

Section 17.1    Background. The terms of this Section 17 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan.

Section 17.2    Acceleration of Payment of Grandfathered Accounts. Upon the occurrence of a Change in Control, each Participant, whether or not he or she is still a Director, shall be paid in a single, lump‑sum cash payment the balance of his or her Grandfathered Account as of the Valuation Date immediately preceding the date payment is made. Such payment shall be made as soon as practicable, but in no event later than 90 days after the date of the Change in Control.

Section 17.3    Acceleration of Payment of Non-Grandfathered Accounts. Upon the occurrence of a Change in Control (as defined in Section 1.4(b)), each Participant, whether or not he or she is still a Director, shall be paid in a single, lump‑sum cash payment the balance of his or her Non-Grandfathered Account as of the Valuation Date immediately preceding the date payment is made. Such payment shall be made as soon as practicable, but in no event later than 90 days after the date of such Change in Control.

Section 17.4    Amendment On or After Change in Control. On or after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of this Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to the balance in the Participant’s Account.
Section 1.Attorney Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a participant in seeking to obtain or enforce any payment, benefit or right such participant may be entitled to under this plan after a Change in Control; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith. For purposes of this Section, the legal fees and related expenses must be incurred by the Participant within 5 years of the date the Change in Control occurs. All reimbursements must be paid to the Participant by the Company no later than the end of the tax year following the tax year in which the expense is incurred.

Section 18.    Governing Law. This Plan shall be construed, governed and enforced in accordance with the law of Tennessee, except as such laws are preempted by applicable federal law.

Section 19.    Successors and Assigns. This Plan shall be binding upon the successors and assigns of the parties hereto.

Section 20.    Compliance with SEC Regulations. It is the Company’s intent that this Plan comply in all respects with Rule 16b-3 of the Exchange Act, and any regulations promulgated thereunder. If any provision of this Plan is found not to be in compliance with such rule, the provision shall be deemed null and void. All transactions under this Plan, including, but not by way of limitation, a Participant’s election to defer compensation under Section 7 and withdrawals in the event of Hardship or Unforeseeable Emergency under Section 10, shall be executed in accordance with the requirements of Section 16 of the Exchange Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulation, then the Nominating and Corporate Governance Committee may make such modifications so as to conform this Plan to the Rule’s requirements.

Section 21.    Compliance with Section 409A. At all times during each Class Year, this Plan shall be administered and interpreted in accordance with the requirements of Code Section 409A and the Final 409A Regulations. In all cases, the provisions of this Section shall apply notwithstanding any contrary provision of the Plan that is not contained in this Section. Notwithstanding the foregoing, Grandfathered Accounts shall be administered in accordance with the terms of the Plan as in effect prior to December 31, 2008.